SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_| Filed by a Party other than the Registrant |X|
Check the appropriate box:
| | Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
(as permitted by
Rule 14a-6(e)(2))
| | Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12

THE GOLDFIELD CORPORATION
(Name of Registrant as Specified In Its Charter)

eRaider.com Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act
Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of
transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

How to Vote in the Goldfield Election

Don't worry if you've already sent in a proxy. You can sign as many proxies as you like, only the final one counts. And if you show up at the annual meeting, none of them counts, you can vote as you like.

Read our definitive proxy statement and management's materials. Read whatever else you can find, ask questions, discuss things and think them through. eRaider offers a message board for the purpose, there is also an active discussion on the Yahoo! message board.

Once you make up your mind, you have three options.

Go to the meeting (June 19th in Melbourne Florida) and vote your shares however you want.

Fill out, sign and send in the proxy card the company sent you. If you do that, we recommend voting against Items 1 and 4, withholding all votes on items 2A and 2B and voting for item 3. However, if you do this, you cannot vote for eRaider's nominees for director.

Use our form. If you trust us completely, you just have to sign and mail the form to us. But read it carefully first, you may want to direct votes on some issues. If you don't direct any votes, that is if you just sign and date the form and make no other marks on it, the form tells you how we will vote your shares. If you disagree, you can specify another vote and we are bound to vote as you direct.

If you decide to use our form, you must get a copy. We are trying to mail them to shareholders, but have not yet received the shareholder list from the Company. In any event, we do not plan to mail to all shareholders, and we may not get any mailed out in time for the meeting. So we suggest you choose one of the following five options. We have listed them from best to worst.

Click here to get a printable version of the proxy in Adobe Acrobat format.
You need the Adobe software to read it, but most people have this and it's free to download if you don't (and handy to have in any event). Then you can print the form off if you have a printer.

Click here to download a Word file or here to download a text file instead of the Acrobat file above. Again, of course, you need a printer for this option.

Email us and ask us to mail you one. You can also request email delivery in
Adobe, Word or text format. The first two will be attached files, the third will be pasted into the body of the email. Or you can ask us to fax you a proxy.


You can go to the on-line proxy form, cut and paste it into any word processing program, and print it out. But if you try to print directly from the Internet, you will get an ugly document, probably an unusable one.


If you want to print directly from the Internet it will take 7 pages (it's only 2 in the Word file). You must click successively on Page 1, Page 2,
Page 3, Page 4, Page 5, Page 6 and Page 7; then use your browser print command to print each one. The eRaider print button doesn't do that (it just reformats the page for printing and tells you to use your browser's command, but the reformatting doesn't help much for this document).


However you obtained the proxy, sign it and mail it to:

eRaider.com Inc.
PO Box 20170
Park West Station
New York, NY  10025

It's not essential, but it helps counting if you include the proxy form management sent you. If you don't have that, please let us know the number of shares you owned at the end of May 2, 2001, the account they are in
(assuming that, like most people, you hold them in a street name with a broker rather than in your own name) and your social security number. If you feel uncomfortable revealing any of that, it's okay, we can match you up from the shareholder list, it just takes more time and sometimes leads to arguments with management.